UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 19, 2007

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 2.01; Completion of Disposition of Assets

Multiband Corporation (the Company) on July 19, 2007 completed an asset purchase agreement with MDU Communications to sell 11,166 subscribers and the related assets located in 189 multi-family properties. Concurrent with the signing of the agreement, the Company closed on the initial sale of 7,280 subscribers located in 157 properties. The parties expect to close on the balance of 3,886 subscribers in 24 properties over the next 60 day period. The acquisition purchase price was $4.01 million payable in cash at the closings. Additional payments may accrue to Multiband over the next two year period based on certain property and subscriber performance criteria. The asset purchase agreement is attached as an exhibit.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

Date: July 25, 2007	By:	/s/ James L. Mandel
James L. Mandel Chief Executive Officer

Exhibit:	Asset Purchase Agreement dated July 19, 2007